United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934

May 4, 2006
(Date of Report)

Supreme Realty Investments, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-49770	43-1954776
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 5A, Zuanshi Ge, Fuqiang Yi Tian Ming Yuan, Fu Tian Qu, Shenzhen City, P.R. China		518000
(Address of principal executive offices)		(Zip Code)

86 755 83570142
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

It has recently come to the attention of the current Board of Directors that Mr. George Stewart has resigned as principal independent account of the Company. The current Board of Directors has not received a written copy of such notification and as such is not aware of the exact date of termination. The current Board of Directors is not aware of any disagreement between the Company and Mr. Stewart, but it is unable to state affirmatively state whether or not there was a disagreement between Mr. Stewart and the Company.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The current Board of Directors believes that the Company’s Annual Report on Form 10-KSB, and amended Annual Report on Form 10-KSB/A for the year ended December 31, 2005 have been filed in error by the prior Board of Directors in that it prematurely included an audit report of Mr. Stewart. The current Board of Directors is investigating this matter and anticipates filing a revised amended annual report with an audit report of independent accountants shortly. Until the current Board of Directors completes its investigation and files such revised amended annual report, the financial statements in the aforementioned Form 10-KSB and Form 10-KSB/A should not be relied upon.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2006	SUPREME REALTY INVESTMENTS, INC.

/s/ Zujun Xu
Zujun Xu
Chairman of the Board/
President/ Chief Financial Officer